[PARAGON LOGO]
100 South Brentwood
St. Louis, MO 63105


                                    REPLACEMENT
--------------------------------------------------------------------------------
 Will this application replace, and/or change any existing life insurance or annuity? [_] Yes [_] No

 If "yes," include copies of any replacement forms or any other special forms required by state law.
--------------------------------------------------------------------------------

                              PREMIUM INFORMATION
--------------------------------------------------------------------------------
 Total premium submitted $_____ Check #_____
 Premium that applies to this app. $_____

 If this application is to be cross-referenced or considered with another application, please provide:

 Name    SS#  Premium to be applied

 ___________________________________
 Name    SS#  Premium to be applied

 ___________________________________
 Name    SS#  Premium to be applied

 ___________________________________
 Name    SS#  Premium to be applied

 ___________________________________
 Mode of Premium Payment    [_] Annually
                            [_] Monthly ACH
 __________________________________________

 Premium paid by Proposed Insured? [_] Yes  [_] No
 If no, Payor Name:
 __________________________________________

 Address           City          State/ZIP

 __________________________________________
--------------------------------------------------------------------------------

                                    ILLUSTRATIONS
--------------------------------------------------------------------------------
 Were illustrations provided to the applicant in accordance with company guidelines? [_] Yes [_] No
 If no, explain ___________________________

___________________________________________

___________________________________________
--------------------------------------------------------------------------------

                            Agent or Broker Report

                     All questions below must be answered.


                              BUSINESS INSURANCE
--------------------------------------------------------------------------------
 Is firm:  [_] Sole Proprietorship  [_] Partnership
           [_] Corporation

 What is purpose of insurance?
   [_] Key Person      [_] Stock Redemption
   [_] Buy/Sell        [_] Loan

 What is approximate net worth of business?______
 What percentage of business does Proposed Insured own or control? _____%
 What is approximate net yearly income of business?
 ______________
 How much business insurance is in force on life of Proposed Insured? ________ Is Business insurance carried by other Owners, Officers, Partners or Key Person(s)? [_] Yes [_] No
 If yes, provide their names, titles, amount carried, amount applied for, and company on a separate sheet.
--------------------------------------------------------------------------------

                                    ACKNOWLEDGMENT
--------------------------------------------------------------------------------
 I acknowledge and represent: (1) I am not aware of any requested information that was not disclosed or was misrepresented on the application; and (2) all information provided on this Report, or in response to Company inquires about the application or the Proposed Insured, is true and correct to the best of my knowledge and belief.

 _________________________________________________________
 Writing Agent or Broker (please print)       Agent No.

 _________________________________________________________
 Signature of Writing Agent or Broker       Date
--------------------------------------------------------------------------------

                                                                 Premium Payment
                                                            Charge Authorization
[PARAGON LOGO]
100 South Brentwood
St. Louis, MO 63105

--------------------------------------------------------------------------------
 This authorization shall apply to the following policies/application:

 NAME OF INSURED        POLICY NUMBER(S) if existing

 ___________________    _______________________________

 ___________________    _______________________________

 ___________________    _______________________________

 ___________________    _______________________________
--------------------------------------------------------------------------------

                             HOME OFFICE USE ONLY

 DATE RECEIVED_________

 INITIALS______________

 DATE COMPLETED________

 INITIALS______________
--------------------------------------------------------------------------------

 1. I authorize you to pay premium from my account on the policies listed on this form.
 2. This authorization will be effective only after the first premium has been paid.
 3. The presentation of withdrawal request forms shall constitute due notices of premiums due on the policy or policies.
 4. This authorization may apply to any conversion, renewal, or change later made in said policies.
 5. This authorization shall not apply to any indebtedness.
 6. The privilege of paying premiums under this plan may be revoked by the Company if any withdrawal request is not paid upon presentation.
 7. The payment of premiums under this plan may be discontinued by the Company or the undersigned upon ten (10) days' written notice.

 ____________________________________      ________________________________
 Date                                      Customer's Signature
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                              DETAILS OF PAYMENT:

 FINANCIAL INSTITUTION NAME AND ADDRESS    Type of Account:
                                           [_] Checking  [_] Savings
 BANK NAME___________________________
                                           A. TRANSIT ROUTING NUMBERS:
 STREET
 ADDRESS_____________________________      ________________________________

 CITY,                                     B. BANK ACCOUNT NUMBER:
 STATE, ZIP__________________________
                                           ________________________________
                                           Please contact financial institution
                                           for correct ACH information. Please
                                           notify us if there were any other
                                           policies on your previous bank
                                           information.
--------------------------------------------------------------------------------
    PLEASE TAPE (DO NOT STAPLE) A VOIDED CHECK OR DEPOSIT SLIP BELOW FOR NEW
                                BUSINESS CASES.
--------------------------------------------------------------------------------


                                   IMPORTANT
                               VOIDED CHECK ONLY
                          (TAPE HERE.  DO NOT STAPLE.)


--------------------------------------------------------------------------------
                    DO NOT SEPARATE FROM APPLICATION PACKAGE

 PARAGON LIFE INSURANCE COMPANY
 TEMPORARY INSURANCE AGREEMENT

 BROKER: DO NOT DETACH TEMPORARY INSURANCE AGREEMENT UNLESS AT LEAST THE FIRST FULL PREMIUM FOR THE PLAN AND MODE IS SUBMITTED WITH THE APPLICATION, AND THE APPLICATION SATISFIES THE CONDITIONS BELOW.

           MAKE CHECKS PAYABLE ONLY TO PARAGON LIFE INSURANCE COMPANY
--------------------------------------------------------------------------------

 Received from _______________________ the sum of $______ on this date__________
                                                            (Broker's Initials)

 Any reference in this Temporary Insurance Agreement to the Proposed Insured, the policy, or an amount applied for, refers to the Proposed Insured and the policy and amount applied for on the application to which this Temporary Insurance Agreement was originally attached.
--------------------------------------------------------------------------------

 COVERAGE
--------------------------------------------------------------------------------
 This Agreement provides life insurance coverage on a temporary basis, but only if ALL CONDITIONS are met and then only to the extent of the LIMITS OF COVERAGE. Upon due proof of death of the Proposed Insured while coverage under this Agreement is in force, the Company will pay the benefits hereunder to the beneficiaries listed on the application to which this Agreement was attached.
--------------------------------------------------------------------------------

 CONDITIONS
--------------------------------------------------------------------------------
 1. The answers in all parts of the application and any medical examination, report, application supplement or amendment must be true and complete as to all material facts; and
 2. You must not have ever been treated for, or been advised by a member of the medical profession to seek treatment for: shortness of breath, emphysema, chronic respiratory disorder, chest pains, discomfort or tightness of the chest, palpitations, heart attack, any disorder of the heart, lymph glands, enlargement of lymph nodes (glands), a cyst, a tumor, cancer, or any immunological disorder, or Acquired Immune Deficiency Syndrome (AIDS).
 3. A check or draft, for the first full premium for the plan and mode applied for, must be submitted with the application to which this Temporary Insurance Agreement was attached. A check or draft returned for nonsufficient funds, or otherwise uncollectable, will void this agreement.

 IF, AND ONLY IF the above CONDITIONS are met, Temporary Insurance shall begin on the date of this Agreement.
--------------------------------------------------------------------------------

 LIMITS OF COVERAGE - $500,000
--------------------------------------------------------------------------------
 Temporary Insurance based on this Agreement, and all other temporary agreements issued by the Company covering the life of any Proposed Insured, shall not exceed $500,000 or the amount applied for, WHICHEVER IS LESS.

 Suicide - If the Proposed Insured dies by suicide while sane or insane, while coverage under this Agreement is in force, the amount payable by the Company will be equal to the premium(s) paid.
--------------------------------------------------------------------------------

 WHEN COVERAGE TERMINATES
--------------------------------------------------------------------------------
 Temporary Insurance shall terminate automatically, and no coverage will be provided on the earliest of:
 1. the Company's offer to issue a policy other than as applied for, or
 2. the date the Company returns any premium paid and/or declines to issue a policy, or
 3. the date the policy, as applied for, goes into force, which is the date the policy is issued or any additional premium is received by the Company, whichever is later, or
 4. the date the Proposed Insured fails to accept delivery of a policy which has been issued as applied for; or
 5. ninety days after the date of this Agreement.
--------------------------------------------------------------------------------

 X ___________________________________________________
   Agent's Name (please print)

 X ___________________________________________________
   Signature of Agent               Agent No.

 X ___________________________________________________
   Florida Agent License ID# (for Florida apps only)

 X ___________________________________________________
   State Where Signed

 X ___________________________________________________
   Signature of Proposed Insured            Date

 X ___________________________________________________
   Signature of Owner

 X___________________________________________________
   Signature of Parent or Guardian (if necessary)